Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127296, 333-41226, 333-41224, 333-72927, 333-56331, 333-76324 and 333-51959 each on Form S-8 and Registration Statement Nos. 333-126749, 333-109489, 333-111632, 333-114706 and 333-119162 each on Form S-3 of our reports dated February 28, 2007, relating to the financial statements of American Tower Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 123(R) “Shared-Based Payment,” effective January 1, 2006 and FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations-an interpretation of FASB Statement No. 143,” effective December 31, 2005) and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2006.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

February 28, 2007